IPC Group
Integrated Professional Cleaning

CONSOLIDATED FINANCIAL STATEMENT AT 31.12.2015

(FINANCIAL YEAR 1.1.2015 - 31.12.2015)

IPC

INTEGRATED PROFESSIONAL CLEANING

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Consolidated Financial Statements of the IPC Group

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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IP Cleaning S.p.A.
Viale Treviso, 63 Fraz. Summaga - 30026 Portogruaro (VE)
Fully paid-up share capital € 11,762,428.00
Tax Code and Venice Register of Companies no. 11889280159
VAT No. 01205180191

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Consolidated Income Statement
	Notes	31/12/2015	31/12/2014

Total net sales	5	173,538	168,580

Direct production costs	6	86,574	84,015

First gross industrial margin		86,964	84,565

Indirect production costs	6	13,622	13,696

Second gross industrial margin		73,342	70,869

Variable commercial costs	6	9,516	10,175

Fixed commercial costs	6	24,451	22,726

Fixed administrative costs	6	5,811	5,924

Fixed general costs	6	14,404	14,277

Fixed R&D costs	6	647	562

Other operating costs (income)	6	(381)	(300)

Profit/(Loss) from ordinary operations		18,894	17,505

Non-recurring costs (income)	6	3,048	2,683

Operating result		15,846	14,822

Financial costs (income)	7	5,054	4,886
Profit/(Loss) before tax		10,792	9,936

Taxes	8	(1,759)	(3,580)

Profit/(Loss) for the year		9,033	6,356

Group profit/(loss)		8,655	5,984

Minority interests profit/(loss)		378	372

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Consolidated Statement of Comprehensive Income

	Notes	31/12/2015	31/12/2014

Profit/(Loss) for the year		9,033	6,356

Actuarial gains/(losses)	25	549	(734)

Gains/(losses) on currency risk hedges	20	(145)	(88)

Other changes	23	27	20

Exchange differences	23	29	26

Tax effect related to profit/(loss)		(104)	220
Discounting of shareholder loan	26	490	-

Comprehensive profit/(loss)		9,879	5,800

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Consolidated Balance Sheet
	Notes	31/12/2015	31/12/2014
ASSETS
Land Buildings Plant and machinery Equipment Other assets Work in progress and advances		15,109 26,679 1,565 4,133 1,696 21	15,109 31,015 1,802 3,619 1,429 83
Property, plant and equipment	10	52,203	53,057

Goodwill	11	66,945	66,945
Development costs Trademarks Patents, industrial property rights and licences Work in progress and advances		5,481 6,368 445 -	4,806 6,835 669 299
Intangible assets	12	12,294	12,609

Deferred tax assets	13	3,402	3,218

Other non-current assets	14	322	365

Total non-current assets		135,166	136,194

Cash and cash equivalents	15	5,102	5,482

Trade receivables	16	34,910	32,835

Other receivables	17	828	835

Current tax receivables	18	3,101	1,759

Inventories	19	33,738	33,788

Current financial assets	20	0	0

Other current assets	21	775	981

Total current assets		78,454	75,680

Total non-current assets held for sale	22	4,320	4,320

Total Assets		217,940	216,194

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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	Notes	31/12/2015	31/12/2014
LIABILITIES & EQUITY

Group shareholders' equity and reserves	23	63,700	56,296

Group profit/(loss)	23	8,655	5,984

Total Group shareholders’ equity		72,355	62,280

Minority interests and third-party reserves	23	2,305	2,520

Minority interests profit/(loss)	23	378	372

Total minority interests		2,683	2,892

Total consolidated shareholders' equity	23	75,038	65,172

Non-current portion of loans	24	69,552	73,553

Employees post-retirement benefits	25	4,918	6,058

Deferred tax liabilities	13	15,709	18,075

Other non-current liabilities	26	2,315	2,736

Provisions for risks and other non-current funds	27	2,294	2,109

Total non-current liabilities		94,788	102,531

Trade and other payables	28	33,491	30,751

Current bank payables	24	6,938	10,544

Current portion of loans	24	4,000	4,000

Current tax payables	29	3,368	2,779
Current financial liabilities	20	223	363

Other current liabilities	30	94	54

Total current liabilities		48,114	48,491

Total Liabilities & Equity		217,940	216,194

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Consolidated Cash Flow Statement
	31/12/2015 Restated (a)	31/12/2014
Profit before tax	10,792	9,936
Amortisation/depreciation of fixed assets	8,114	7,985
Loss/(Income) on x-rates	395	(1,094)
Income from Investment	—	—
Financial costs	4,662	5,976
Change in receivable/other assets and Liabilities	(2,060)	(1,794)
Change in inventories	51	2,740
Change in supplier	2,327	(6,428)
Change in provisions	(392)	273
Financial costs Paid	(5,103)	(4,664)
Income tax paid	(4,610)	(4,599)
Cash flow from operating activities	14,176	8,331

Investment activity
Increase in fixed assets	(6,906)	(5,970)
Interest Income	(31)	(110)
Dividends received	—	—
Cash flow from investment activities	(6,937)	(6,080)

Financing activities
Injection of capital		33,000
Acquisition of Minority interests		(19,078)
Acquisition (repayment) of medium/long-term loans	(4,000)	(10,618)
Dividends paid	(13)	(1,813)
Changes in short term bank debt	(3,606)	(13,316)
Cash flow from financing activities	(7,619)	(11,825)
Cash flow generated (used)	(380)	(9,574)

Opening cash and cash equivalents	5,482	15,056
Closing cash and cash equivalents	5,102	5,482

(a)	See note 1.1

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Statement of changes in consolidated Group shareholders’ equity:

STATEMENT OF CHANGES IN GROUP SHAREHOLDERS' EQUITY AT 31-12-2014

	Share Capital	Share premium reserve	Merger Surplus reserve	Legal reserve	Convertible debenture reserve	Cash Flow Hedge reserve	Reserve for actuarial gain and losses	Group translation reserve	Profit/(Losses) carried forward	Other reserves	Profit/(Losses) for the period	Closing Shareholders Equity
Opening Shareholders Equity	11,762	26,218	23,261	456	73	41	(436)	(734)	468		(44,916)	16,193

Prior year's profit		(18,967)	(23,261)		(73)				(2,615)		44,916	—

Changes in Shareholders' Equity						(50)	(504)					(554)

Movement in translation reserve								(680)				(680)

Variation on Consolidation Area										8,337		8,337

Equity increase		33,000										33,000

2014 profit											5,984	5,984

Closing Shareholders Equity	11,762	40,251	0	456	0	(9)	(940)	(1,414)	(2,147)	8,337	5,984	62,280

STATEMENT OF CHANGES IN GROUP SHAREHOLDERS' EQUITY AT 31-12-2015

	Share Capital	Share premium reserve	Legal reserve	Reserve Discounting Shareholders Loan	Cash Flow Hedge reserve	Reserve for actuarial gain and losses	Group translation reserve	Profit(Losses) carried forward	Other reserves	Profit(Losses) for the period	Closing Shareholders Equity
Opening Shareholders Equity	11,762	40,251	456	-	(9)	(940)	(1,414)	(2,147)	8,337	5.984	62,280

Prior year's profit								5,984		(5,984)	-

Changes in Shareholders' Equity				490	(91)	399					798

Movement in translation reserve							41				41

Reclassification							652		(71)		581

2015 Profit										8,655	8,655

Closing Shareholders Equity	11,762	40,251	456	490	(100)	(541)	(721)	3,837	8,266	8,655	72,355

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Statement of changes in consolidated minority interests:

STATEMENT OF CHANGES IN MINORITY INTERESTS AT 31-12-2014

	Share Capital	Reserve for actuarial gain and losses	Minority interest translation reserve	Profit(Losses) carried forward	Other reserves	Profit(Losses) for the period	Closing equity
Opening Equity	7,591	(44)	1,028	1,834		2,021	12,431

Prior year's profit				2,021		(2,021)	—

Dividends				(1,813)			(1,813)

Movements in Equity		(28)					(28)

Variation on Consolidation Area					(8,099)		(8,099)

Movement in translation reserve			30				30

2014 Profit						372	372

Closing Equity	7,591	(72)	1,058	2,042	(8,099)	372	2,892

STATEMENT OF CHANGES IN MINORITY INTERESTS AT 31-12-2015

	Share Capital	Reserve for actuarial gain and losses	Minority interest translation reserve	Profit(Losses) carried forward	Other reserves	Profit(Losses) for the period	Closing equity
Opening Equity	7,591	(72)	1,058	2,042	(8,099)	372	2,892

Prior year's profit				372		(372)	—

Dividends				(13)			(13)

Movements in Equity		18					18

Reclassification			(1.032)		451		(581)

Movement in translation reserve			(12)				(12)

2015 Profit						378	378

Closing Equity	7,591	(53)	14	2,401	(7,648)	378	2,683

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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1.	GENERAL INFORMATION

The financial statements under review reflect the economic and financial results of the IPC – Integrated Professional Cleaning - Group consisting of leading companies in the field of design, production and sale of products for professional cleaning, set up in 2005 following the merger of several companies in the professional cleaning sector, each specialised in a different market segment.
IPC Group is a system of companies, divisions, products and services able to provide global solutions to the requirements of the professional cleaning sector and employs a workforce of around a thousand employees.

As from the 2007 financial year, the consolidated financial statements of the IPC Group were drawn up in accordance with the International Financial Reporting Standards (IFRS) established by the International Accounting Standards Board and approved by the European Union. The decision to prepare the consolidated financial statements in accordance with IAS/IFRS was taken on a voluntary basis by making use of the right granted by Article 3, paragraph 2 of Italian Legislative Decree no. 38 of 28 February 2005, since the current European regulations do not require the parent company IP Cleaning S.p.A. or its subsidiaries to do so, in that they are unlisted companies.
These consolidated financial statements are expressed in thousands of Euro and prepared in accordance with the cost method, except for some financial instruments that are measured at fair value.
The accounting standards were applied consistently in all the Companies of the Group and to all the periods presented; therefore, the figures are comparable from one period to another.
Foreign activities are included in the consolidated financial statements according to the standards described in the following notes.
The consolidated financial statements were audited pursuant to Article 13 of Italian Legislative Decree no. 39 of 27 January 2010 and the independent auditors’ report is enclosed with the financial statements.

1.1	CORRECTION OF ERRORS

These financial statements are based on the translation of the consolidated financial statements issued in Italian language except for the consolidated cash flow statements which have been restated to correct a misstatement related to the classification of some items. In particular, the previously reported cash flow statements reconciled not only the change in cash as reported in the balance sheet, but the variation of "adjusted cash" which included cash, payables due to banks within 12 months and accrued interest income. Moreover some line items were classified in different sections of the cash flows. The table below summarizes the adjustments:

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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	2015	2015	2015
	As restated	As previously reported	Adjustments
Cash flow from operating activities	14,176	19,279	(5,103)
Cash flow used in investment activities	(6,937)	(6,906)	(31)
Cash flow used in financing activities	(7,619)	(9,147)	1,528
Cash flow generated (used)	(380)	3,226	(3,606)

Opening Cash	5,482	(5,062)	10,544
Closing Cash	5,102	(1,836)	6,938

2.	CONSOLIDATION AREA

The consolidated financial statements of IPC Group include the financial statements as at 31 December 2015 of the Parent Company IP Cleaning S.p.A. and of the companies directly or indirectly controlled by it at the end of the reporting period as defined by IFRS 10 – "Consolidated Financial Statements". Such control exists when the Group has the power, directly or indirectly, to determine the financial and operating policies of a company, for the purpose of obtaining benefits from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which they were taken over until the date that such control ceases.
All the companies belonging to the Group were consolidated on a line-by-line basis, thus including all assets and liabilities and all costs and revenues, regardless of the share held. The carrying amount of consolidated equity investments is therefore eliminated against the shareholders’ equity.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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The complete list of companies included in the consolidation area is shown below:

Name	Registered Office	Share Capital Euro	% held
IPC Tools SpA	Villa del Conte (PD), Italy	112,442	91.8%
IP Gansow GMBH	Unna, Germany	2,700,000	100.0%
Interclean Assistance ICA S.A.	Epone, France	457,000	93.3%
IP Cleaning España S.L.	Vilassar De Dalt, Spain	127,400	75.0%
IPC Eagle Inc.	Eagan, MN, USA	829	100.0%
Foma Norge AS	Langhus, Norway	3,264	99.9%
IP Cleaning Sverige AB	Gothenburg, Sweden	1,024	99.9%
IP Cleaning India Pvt. Ltd.	New Delhi, India	188,000	100.0%
IP Cleaning Industria e Comercio Ltda	Pinhais, Brazil	30,000	100.0%
Soteco Benelux B.V.B.A.	Wommelgem, Belgium	20,000	95.0%
IPC Euromop Iberica S.L.	Barcelona, Spain	60,000	46.8%
CT Corporation Ltd.	Fo Shan, PRC	413,000	73.5%
Eagle International LLC	Eagan, MN, USA	-	70.0%

3.	ADOPTION OF NEW ACCOUNTING STANDARDS
New documents issued by IASB and approved by the EU to be adopted mandatorily starting from the financial statements of the financial years as from 1 January 2015.

Document Title	Issue Date	Effective Date	Approval Date	EU Regulation and Publication Date
IFRIC 21 - Levies	May 2013	17 June 2014 (for IASB: 1 January 2014)	13 June 2014	(EU) 634/2014 14 June 2014
Improvements to IFRS (2011-2013 cycle)	December 2013	1 January 2015 (for IASB: 1 July 2014)	18 December 2014	(EU) 1361/2014 19 December 2014

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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IAS/IFRS and related IFRIC interpretations applicable to the financial statements of the financial years as from 1 January 2015.

Documents approved by the EU as at 31 December 2015

Document Title	Issue Date	Effective Date	Approval Date	EU Regulation and Publication Date
Defined benefit plans: employee contributions (amendments to IAS 19)	November 2013	1 February 2015 (for IASB: 1 July 2014)	17 December 2014	(EU) 2015/29 9 January 2015
Improvements to IFRS (2010-2012 cycle)	December 2013	1 February 2015 (for IASB: 1 July 2014)	17 December 2014	(EU) 2015/28 9 January 2015
Recognition of acquisition of interests in joint operations (amendments to IFRS 11)	May 2014	1 January 2016	24 November 2015	(EU) 2015/2173 25 November 2015
Agriculture: bearer plants (amendments to IAS 16 and IAS 41)	June 2014	1 January 2016	23 November 2015	(EU) 2015/2113 24 November 2015
Clarifications on acceptable depreciation and amortisation methods (amendments to IAS 16 and IAS 38)	May 2014	1 January 2016	2 December 2015	(EU) 2015/2231 3 December 2015
Improvements to IFRS (2010-2012 cycle)	September 2014	1 January 2016	15 December 2015	(EU) 2015/2343 16 December 2015
Disclosure initiative (amendments to IAS 1)	December 2014	1 January 2016	18 December 2015	(EU) 2015/2343 16 December 2015
Equity method in separate financial statements (amendments to IAS 27 in 2011)	August 2014	1 January 2016	18 December 2015	(EU) 2015/2441 23 December 2015

IAS/IFRS and related IFRIC interpretations applicable to the financial statements of the financial years as from 1 January 2015.

Documents STILL to be approved by the EU at 31 January 2015.

It should be noted that these documents will be applicable only after the approval by the EU.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Document Title	IASB Issue Date	Effective Date of IASB Document	Expected EU Approval Date
Standards
IFRS 9 Financial Instruments	July 2014	1 January 2018	2nd half of 2015
IFRS 14 Regulatory Deferral Accounts	January 2014	1 January 2016	TBD
IFRS 15 Revenue from Contracts with Customers (including amendments to effective date issued in September 2015)	May 2014	1 January 2018	1st quarter of 2016
Amendments
Amendments to IFRS 10 and IAS 28 (2011): Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (including amendment to effective date issued in December 2015)	September 2014	Not defined (IASB will set the effective date after completing the equity method project)	Delayed until the conclusion of the IASB equity method project
Amendments to IFRS 10, IFRS 12, and IAS 28: Investment Entities: Applying the Consolidation Exception	December 2014	1 January 2016	1st quarter of 2016

4.	SUMMARY OF THE MOST SIGNIFICANT ACCOUNTING STANDARDS

General principles
The accounting standards applied in preparing the consolidated financial statements are summarised below. They were applied consistently with the previous financial year and with a view to the company as a going concern.

Consolidation criteria
The consolidated financial statements include the financial statements of IP Cleaning S.p.A. and of the companies controlled by it prepared as at 31 December of each year. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.
The results of subsidiaries acquired or divested during the period are included in the consolidated income statement from the effective date of acquisition to the effective date of disposal.
Where necessary, adjustments are made to the financial statements of consolidated companies to align their accounting policies with those adopted by the parent company.
All transactions between Group companies, including any unrealised gains and losses, and their balances are eliminated in the consolidation.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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The minority interest in the net assets of consolidated subsidiaries is shown separately with respect to shareholders’ equity attributable to the Group. The minority interest is determined on the basis of the minority’s proportion of the fair value of assets and liabilities at the date of acquisition and of any changes in shareholders’ equity after this date. Subsequently, losses attributable to the minority interest in excess of the related share of shareholders’ equity are prudentially attributed to the Group shareholders’ equity, unless there is a reasonable certainty that the minority has a binding obligation and is able to invest further in the company to cover the losses.

Business combinations
A) Before 1 January 2010
The acquisition of subsidiaries is accounted for in accordance with the acquisition method (Purchase Account). The cost of the acquisition is calculated as the sum of current values, at the date of transfer, of assets sold and liabilities incurred or assumed and of the financial instruments issued by the Group in exchange for control of the acquired company, plus the costs directly attributable to the combination.
The identifiable assets, liabilities and contingent liabilities of the acquired company that comply with the conditions for recognition under IFRS 3 are accounted for at their current values on the date of acquisition, except for non-current assets (or disposal groups) that are classified as held for sale in compliance with IFRS 5, which are recognised and measured at current values less costs to sell.
The goodwill deriving from the acquisition is recognised as an asset and measured initially at cost, represented by the excess of acquisition cost over the current value of the Group's share of recognised and identifiable assets, liabilities and contingent liabilities. If, after the recalculation of these values, the Group's share in the current values of the identifiable assets, liabilities and contingent liabilities exceeds the acquisition cost, the surplus is recognised immediately in profit or loss.
Minority shareholders’ interest in the acquired company is initially recorded based on the portion of the current values of the assets, liabilities and contingent liabilities.

B) After 1 January 2010
As from 1 January 2010, business combinations are recorded by using the acquisition method. The cost of an acquisition is measured as the sum of the consideration transferred at fair value at the date of acquisition and of the amount of any minority interest. For each business combination, the purchaser must consider any minority interest at fair value or in proportion to the share of the minority interest in the identifiable net assets of the acquired company.
Acquisition costs are paid and classified among administrative expenses.
When the Group acquires a business, it must classify or designate the acquired financial assets or the liabilities assumed: this includes the verification to establish whether an embedded derivative must be separated from the host contract.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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If the business combination is carried out in several stages, the purchaser must recalculate the fair value of the previously held equity investment measured at equity and recognise any resulting profit or loss in the income statement.
Each contingent consideration must be recognised by the purchaser at fair value at the date of acquisition. The fair value change in the contingent consideration classified as asset or liability will be recognised in accordance with IAS 39, in the income statement or in the statement of the other comprehensive income. If the contingent consideration is classified in shareholders' equity, its value must not be recalculated until its discharge is accounted for against shareholders' equity.
The goodwill is initially measured at cost that arises as surplus between the sum of the paid consideration and the amount recognised for the minority shares compared to identifiable net assets acquired and liabilities assumed by the Group. If the consideration is lower than the fair value of the net assets of the acquired subsidiary, the difference is recognised in profit or loss.
After initial recognition, goodwill is measured at cost, net of accumulated impairment losses. For impairment loss verification, the goodwill acquired in a business combination must be allocated, from the date of acquisition, to each cash-flow generating unit of the Group that is expected to benefit from the combination, regardless of whether other assets or liabilities of the acquired entity are assigned to such units.
If the goodwill was allocated to the cash-generating unit and the entity divests part of the assets of such unit, the goodwill associated to the divested asset must be included in the carrying amount of the asset when the profit or loss deriving from the divestment is determined. The goodwill associated with the divested asset must be determined on the basis of the values related to the divested asset and to the retained part of the cash-generating unit.

Foreign currency transactions
The separate financial statements of each company belonging to the Group are prepared in the currency of the primary economic environment in which the company operates (“functional currency”). For the purposes of the consolidated financial statements, the financial statements of each foreign entity are expressed in Euro, which is the Group's functional currency and the currency in which the consolidated financial statements are presented. When preparing the financial statements of individual entities, transactions in currencies other than the Euro are initially recognised at the exchange rates on the date they are carried out. At the end of the reporting period, monetary assets and liabilities in the above-mentioned currencies are converted at the exchange rates on that date. Non-monetary assets expressed at fair value in foreign currency are converted at the exchange rates at the date on which the fair values were calculated. The exchange differences arising from the settlement of the monetary items and from their restatement at the current exchange rates at the end of the financial year are recognised in profit or loss of the financial year, except for the exchange differences on non-monetary assets expressed in fair value in which the fair value changes are recognised directly in equity, as well as the exchange rate component.
There are no subsidiaries operating in countries with hyperinflationary economies.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Goodwill
Goodwill arising from the acquisition of a subsidiary or jointly controlled entity represents the excess of the acquisition cost over the percentage Group's share of the fair value of identifiable assets, liabilities and contingent liabilities of the subsidiary or jointly controlled entity on the date of acquisition. Goodwill is recorded at cost and is recognised as an asset. The value attributed to it is reviewed annually to ensure that it has not suffered losses. Goodwill is allocated to the cash-generating units that represent the minimum level of independent cash generation. Goodwill is not subject to amortisation but tested for impairment annually.
Impairment losses are recognised immediately in profit or loss and are not reversed subsequently.
In case of transfer of a subsidiary or a jointly-controlled entity, the amount of goodwill attributable to it is included in the calculation of the gain or loss on disposal.
The goodwill arising from the acquisition of a foreign company is recognised in the original currency and converted at the year-end exchange rate.

Buildings, plants and machinery, equipment, furniture and fixtures.
Land, buildings, plants, machinery and equipment are measured at historical cost, net of accumulated depreciation and any write-down for impairment.
Depreciation is recognised in profit or loss on a straight-line basis for the estimated useful life of fixed assets based on the residual useful life. The estimated percentage rates representing the useful lives are as follows:
Buildings     3.0% - 10.0%
Plants and machinery     10.0% - 20.0%
Fixtures and fittings, tools and other equipment     12.5% - 25.0%
Furniture and fixtures     12.5% - 25.0%

The estimated useful life is reviewed every year and changes in rates, where necessary, are applied prospectively.
Land is not subject to depreciation.
Assets held under financial lease are accounted for as shown in the paragraph “Leases” and depreciated on the basis of their estimated useful life as owned assets.
Fixed assets held for sale, and therefore with a carrying amount that will be recovered through a sale transaction expected within 12 months and considered to be highly probable, were shown in the financial statements separately from other assets, as required by IFRS 5, in a special section called “Non-current assets held for sale”.
Gains and losses from sale or disposal of assets are calculated as the difference between the sales revenue and the net carrying amount of the asset and are recognised in profit or loss of the financial year.

Internally-generated intangible assets – research and development costs
Research and development costs are recognised in profit or loss as incurred.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Internally-generated intangible assets arising from development of the new products or accessories or new production processes of the Group are recognised as assets only if all the following conditions are met:
•the asset is identifiable;
•the created asset is likely to generate future economic benefits;
•the development costs of the asset can be reliably measured.
These intangible assets are amortised on a straight-line basis over their useful lives. Amortisation of the asset starts when development is completed and the asset is available for use.
When assets generated internally cannot be recognised as assets in the financial statements, development costs are recognised in profit or loss in the financial year in which they are incurred.
Trademarks and patents
Trademarks and patents are initially recognised at purchase cost, and are amortised on a straight-line basis over their useful life.

Impairment on property, plant and equipment and intangible assets
At the end of each reporting period, the Group reviews the carrying amount of its property, plant and equipment and intangible assets for indications that these assets have suffered impairment. If such indications are present, the recoverable amount of these assets is estimated to determine the amount of the write-down. If it is not possible to estimate the recoverable amount of an asset individually, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.
The recoverable amount is the higher of the fair value less costs of disposal and its value in use. In measuring value in use, the estimated future cash flows are discounted at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the asset.
If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the latter is decreased to its recoverable amount. The impairment loss is recognised immediately in profit or loss.
If the reasons for an impairment cease to exist, the carrying amount of the asset (or of the cash-generating unit), with the exception of goodwill, is increased to the new value resulting from the estimate of its recoverable amount, but not more than the net carrying amount that the asset would have had if it had not been impaired. The reversal is recognised immediately in profit or loss.

Financial assets
IAS 39 recognises the following types of financial instruments:
- financial assets measured at fair value with changes recognised in profit or loss,
- held-to-maturity assets,
- loans, receivables and held-to-maturity investments
- available-for-sale assets.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Initially, all financial assets are measured at cost, i.e. at fair value of the consideration exchanged (plus, in the case of assets other than those measured at fair value, additional charges). The Group determines the classification of its financial assets after initial recognition and, where appropriate and allowed, reviews this classification at the end of each financial year. Financial assets are accounted for as of the date they are traded, taking account of the moment in which the Group becomes party to the contractual clauses of the instrument.

Inventories
Inventories are measured at the lower of cost and net realisable value. The cost comprises the cost of direct materials and, where appropriate, direct labour, general production overheads and other costs incurred in bringing the inventories to their present location and conditions. Cost is calculated on a weighted average cost basis. The net realisable value represents the estimated selling price less the costs of completion and the estimated costs necessary to make the sale.

Trade receivables
Trade receivables are recognised at nominal value written down in profit or loss to account for expected impairment losses.

Cash, cash equivalents and financial assets available for sale
This item includes cash, bank current accounts and demand deposits and other highly liquid short-term financial investments that are easily converted into cash.
Available-for-sale financial assets are measured at fair value. Gains and losses deriving from changes in fair value are recognised directly in equity until their disposal. At that time, total gains or losses previously recognised in equity are recognised in profit or loss for the period; unlisted equity investments whose fair value cannot be reliably measured are measured at cost less any impairment losses.

Financial liabilities
Financial liabilities and equity instruments issued by the Group are classified in accordance with the substance of the contractual arrangements that generated them and with their definitions of financial liability and equity instrument. They are defined as contracts that give the right to benefit from residual interests in the assets of the Group after deducting its liabilities. The accounting policies adopted for specific financial liabilities and equity instruments are described below.

Bank loans
Interest-bearing bank loans and bank overdrafts are recognised based on the amounts collected, net of the transaction costs and subsequently measured at amortised cost, using the effective interest rate method.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Trade payables
Trade payables are recognised at nominal value.

Derivatives and hedge accounting
The Group operations are exposed in some cases to financial risks related to changes in exchange rates and interest rates. The Group does not hold derivatives for speculative purposes. However, if the derivatives do not meet all the conditions provided for the accounting treatment of hedging derivatives (hedge accounting) required by IAS 39, the changes in fair value of these instruments are recognised in profit or loss as financial costs or income.
Derivatives are accounted for using hedge accounting when:
- at the beginning of the hedge, there is formal designation and documentation of the hedging arrangement;
- it can be assumed that the hedge is highly effective;
- the effectiveness can be reliably measured; and the hedging itself is highly effective during different accounting periods for which it is designated.
Changes in fair value of derivatives that are designated and are effective for hedging future cash flows, related to contract commitments of the company or to expected and highly probable transactions, are recognised directly in equity, while the ineffective portion is recognised immediately in profit or loss (cash flow hedges).
The hedge accounting method is abandoned when the hedging instrument expires, is sold, ends or is exercised, or it no longer qualifies as hedging. Any cumulative gains or losses of the hedging instrument directly recognised in equity are kept in it until the expected transaction actually occurs. If the hedged transaction is not expected to occur, the cumulative gains or losses recognised directly in equity are transferred to the income statement for the period.
The fair value of interest rate swaps used for hedging the interest rate risk represents the amount that the Group expects to pay or collect to close the contract at the end of the reporting period, taking account of current interest rates and of the creditworthiness of the counterparty.
The fair value of forward contracts used for hedging the exchange rate risk is their market value at the end of the reporting period, which corresponds to the discounted value of the market value of the forward.
The use of these instruments is regulated by the policies approved by the Board of Directors of the Parent Company, which established written procedures on the use of derivatives in line with the Group’s risk management strategies.

Put options
Based on the provisions of IFRS 3 and as recommended by best practices (OPI 4), the options granted to some minority partners were measured on the basis of the last forecasts available at the end of the current financial year. The corresponding value was recognised in the financial statements as other payables as an offsetting item to the portion of the corresponding shareholders’ equity and, where necessary, updated with offsetting entry to profit or loss as provided by IAS 32 par § 23.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Cancellation of financial assets and liabilities
Financial assets
A financial asset is written off from the financial statements when:
• the rights to receive financial flows from the asset terminated;
• the Group retains the right to receive financial flows from the asset, but has undertaken the contractual obligation to pay them in full and without delay to a third party;
• the Group transferred the right to receive financial flows from the asset and:
(a) transferred substantially all the risks and benefits of the ownership of the financial asset or
(b) did not transfer or retain substantially all the risks and benefits of the asset, but transferred their control:
If the Group has transferred the rights to receive financial flows of an asset and has not transferred or retained substantially all the risks and benefits or has not lost control over it, the asset is recognised in the financial statements of the Group to the extent of its residual involvement in the asset itself. The residual involvement that takes the form of a guarantee on the transferred asset is measured at the initial carrying amount of the asset or the maximum value of the consideration that the Group could be obliged to pay, whichever lower.
Financial liabilities
A financial liability is written off from the financial statements when the obligation underlying the liability is settled, cancelled or fulfilled.

Leases
Lease contracts are classified as financial leases whenever the terms of the contract substantially transfer all the risks and rewards incidental to ownership to the lessee. All other leases are considered as operating leases. Lease payments under an operating lease are recognised as an expense on a straight-line basis over the lease term.
The Group as lessee
The assets subject to financial leases are recognised as assets of the Group at their fair value at the date on which the contract is entered into less accumulated depreciation. The corresponding liability owed to the lessor is recorded in the balance sheet as financial lease liability. Financial costs are recognised directly in profit or loss of the financial year.

Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of assets that necessarily require a significant period of time before they are ready for use or sale are included in the cost of these assets until they are ready for use or sale.
All other borrowing costs that are not attributable to the above-mentioned cases are recognised in profit or loss when incurred.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Employee post-retirement benefits
Employee benefits for defined benefit plans, paid once they stop working for the Group, including employee severance indemnities for Italian companies, are calculated by measuring with actuarial techniques the amount of the future benefit that the employees accrued in the financial year and in previous financial years. The benefit calculated in this way is discounted and shown net of the fair value of any related assets. The calculation is made annually by an independent actuary.
Actuarial gains and losses (income and costs due when the actuarial assumptions change as well as the difference between the forecasts and the events actually occurred) are recorded in full in the period in which they arise and are recognised directly in equity.
The employee severance indemnity of the Italian companies was considered a defined benefit plan until 31 December 2006. The regulations of this fund were amended by Italian Law no. 296 of 27 December 2006 (“2007 Finance Act”) and subsequent decrees and regulations issued during the first months of 2007. It should be noted that, in the light of these amendments and based on a generally agreed interpretation:
- the employee severance indemnity accrued up to 31 December 2006 (and not yet paid at the end of the reporting period) continues to be considered as “defined benefit plan”; hence, it is necessary to make actuarial calculations that will still have to exclude the component relating to future salary increases;
- the employee severance indemnity accrued after 31 December 2006 that, following the reform, the companies are obliged to pay each month to the supplementary pension funds or to the pension fund treasury, is considered as “defined contribution plan” and is accounted for recognising in profit or loss on an accrual basis the contributions to be paid to the funds for the work done by the employees, without having to make any actuarial calculation.

Recognition of revenues
Sales of goods are recognised when the company has transferred to the purchaser all significant risks and benefits related to the ownership of the goods.
Interest income is recognised on an accrual basis, according to the amount financed and effective interest rate applicable.
Dividends are recognised when the right of shareholders to receive payment is established.

Provisions
Provisions are recorded in the financial statements when the Group has a present obligation resulting from a past event and it is likely that it will be required to fulfil the obligation. Provisions are allocated based on the best estimate of the costs required to fulfil the obligation at the end of the reporting period.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Non-recurring costs/income
This item includes the costs and income arising from transactions outside the ordinary business operations.

Financial costs
Financial costs are recognised in profit or loss on an accrual basis.

Taxes
Taxes for the year represent the sum of current and deferred taxes.
Current taxes are based on the taxable income of the financial year. Taxable income differs from the profit or loss indicated in the income statement, because it excludes positive and negative components that will be taxable or deductible in other financial periods and also excludes items that will never be taxable or deductible. Current tax liabilities are calculated using the rates in force at the end of the reporting period.
Deferred tax assets and liabilities are expected to be paid or recovered on temporary differences between the carrying amount of balance sheet assets and liabilities and the corresponding tax value used in the calculation of the taxable income, accounted for in accordance with the balance-sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences, whereas the deferred tax assets are recognised to the extent that it is considered likely that there will be tax results taxable in the future allowing the use of deductible temporary differences. These assets and liabilities are not recognised if the temporary differences arise from goodwill or from the initial recognition (not in transactions of business combinations) of other assets or liabilities in transactions that do not have influence on the accounting result or on the taxable profit.
The carrying amount of the deferred tax assets is reviewed at every balance sheet date and decreased to the extent that it is no longer probable that there will be sufficient future taxable income to allow all or a portion of these assets to be recovered.
Deferred taxes are calculated based on the tax rate that is expected to be effective when the asset is realised or the liability is settled. Deferred taxes are recognised directly in profit or loss, with the exception of those relating to items recognised directly in equity, in which case the related deferred taxes are also charged to equity.
Deferred tax assets and liabilities are offset when there is a legal right to offset the current tax assets and liabilities and when they refer to taxes due to the same tax authority and the Group intends to liquidate the current tax assets and liabilities on a net basis.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Risk and uncertainty factors
The preparation of financial statements in accordance with IFRS (International Financial Reporting Standards) requires assessment, estimates and assumptions that affect assets, liabilities, costs and revenues. The state of uncertainty and poor visibility that continues also in the current period resulted in the need to make difficult assumptions concerning future trends. The difficulty in making these forecasts makes it possible in the future to materialise results other than the estimates made.

5.	NET SALES
During the financial year, the Group achieved a consolidated turnover of 173,538 euro, up 2.9% compared to 168,580 in 2014.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
EMEA	137,194	134,154	3,040
AMERICAS	20,792	19,440	1,352
FAR EAST	15,552	14,986	566
TOTAL	173,538	168,580	4,958

The sales analysis by geographical area shows an improvement compared to 2014 of 2.3% in the EMEA region, where sales in the major markets controlled by direct structures belonging to the Group increased considerably (Italy +6.5%, Germany +7.7%, Spain +10.8%, and Benelux +3.6%). Significant growth was also posted in Great Britain (+16.1%) and in the Middle East, which more than offset the negative dynamics in former USSR countries, where political and currency tensions continued to dominate these markets in 2015.
In the Americas, sales increased by 6.9% due to the excellent performance of the US branch and assisted by the weakening of the euro with respect to the US dollar, partially offset by the decline recorded in Brazil, which was exclusively due to the unfavourable exchange rate. Brazil is a particularly competitive and difficult market, however, our branch was able to notably increase market share, obtaining 14.6% growth in turnover in the local currency despite persistent stagnation in domestic consumption.
The Far East presented different trends depending on the various markets, but overall the result was positive with nearly 4% growth. Positive performance was also recorded in India (where IPC is present with its own branch) and in countries such as Singapore, Korea, Australia and Malaysia.
The international vocation of the Group is confirmed: it achieves almost 90% of turnover outside Italy, both directly with its branches and by means of third-party distribution structures that cover more than 100 countries.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
27

6.	OTHER OPERATING COSTS AND REVENUES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Direct production costs	86,574	84,015	2,559

This category includes production costs directly attributable to the product: the value of direct labour and outsourced work amounts to 15,450 euro (2014: 14,711 euro), while the cost of purchased materials and components amounts to 71,247 euro (2014: 66,247 euro). These values were appropriately adjusted by the differential between the value of opening and closing inventories of -123 euro (2014: 3,057 euro)
Continuous attention to efficient management of production elements has contributed to maintaining the ratio of these cost components to sales at essentially the same level as the previous year, ensuring a product margin greater than 50%.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Indirect production costs	13,622	13,696	(74)

The item includes all the costs allocated to the production departments, such as motive power, maintenance, tooling, implements. Note that within this category the labour cost amounts to 6,684 euro (2014: 6,473 euro).
Depreciation amounts to 2,663 euro, down compared to the previous financial year (2014: 2,839 euro), reflecting the investment patterns in the balance.
Other costs decreased as a whole compared to the previous financial year of 109 euro, equal to -2.5%.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Variable commercial costs	9,516	10,175	(659)

This category includes commercial costs directly related to sales and, therefore, commissions of 3,430 euro (2014: 3,316 euro), guarantee services of 616 euro (2014: 884 euro), and sales transport costs of 4,628 euro (2014: 4,059 euro)
The remaining costs, amounting to 842 euro (2014: 1,916 euro) are attributable to costs borne by the Norwegian branch as the variable portion of remuneration to sales personnel (a compensation mechanism that was subject to a thorough review and adjustment in the year under review) and variable costs borne by the German branch in relation to the business line dedicated to the lease of cleaning machinery.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
28

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Fixed commercial costs	24,451	22,726	1,725

Fixed commercial costs include costs for internal and external personnel of 16,524 euro, up from the previous financial year (2014: 14,618 euro) as a result of adding sales, post-sales and marketing personnel in nearly all Group companies.
With regard to other commercial costs, we note: marketing, advertising and exhibition costs that amount to 1,858 euro in 2015 compared to 1,745 euro in 2014; travel expenses and allowances, which amount to Euro 2,089 euro in the financial year under review compared to 1,778 euro in 2014; finally, commercial provisions of 21 euro, compared to 462 euro of the previous financial year.
Note depreciation of 16 euro (2014: 20 euro) related to sales equipment.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Fixed administrative costs	5,811	5,568	243

The most significant cost item in this category is personnel costs amounting to 3,913 euro (2014: 3,720 euro). Other items include: consultancy fees, which amount to 707 euro (2014: 750 euro); legal and notarial costs amounting to 297 euro (2014: 120 euro); bank charges amounting to 245 euro (2014: 255 euro); and finally, the costs of the boards of statutory auditors, which decreased compared to the previous financial year by 45 euro (2015: 135 euro, 2014: 180 euro) due to the simplification of the corporate structure for the Italian business units that was carried out during the year.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Fixed general costs	14,404	14,633	(229)

The category of fixed general costs includes personnel costs and fees for boards of directors of 4,081 euro (2014: 4,322 euro) and depreciation of property, plant and equipment which amounted to 1,695 euro (2014: 1,370 euro) and amortisation of intangible assets for 3,740 euro (2014: 3,755 euro).

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Fixed R&D costs	647	562	85

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
29

Research and development costs recognised during the year amount to 3,455 euro (2014: 2,945 euro). Most of the development costs were capitalised (2015: 2,808 euro; 2014: 2,383 euro) as they satisfied IAS 38 requirements. The remaining costs were expensed during the financial year, since they were in line with the previous year.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Other operating (income) costs	(381)	(300)	(81)

Other operating income and costs mainly consist of recovery of expenses from third parties and capital gains from the sale of property, plant and equipment.

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Non-recurring costs (income)	3,048	2,683	365

This category includes the costs and income arising from transactions outside ordinary business operations. For the year under review, these essentially refer to the costs for the corporate reorganisation (the merger of IP Cleaning S.p.A. and Soteco S.p.A. and the merger of Euromop S.p.A., Ready System S.r.l. and Pulex S.r.l.), the reorganisation of the production footprint (centralisation of activities related to manual cleaning equipment in Padua), and market scouting in some of the key reference countries such as the United States.

7.	FINANCIAL COSTS AND INCOME

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Financial costs (income)	5,054	4,886	168

This category consists of:

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Interest income	(31)	(110)	79
Interest expense	2,997	4,398	(1,401)
Other financial costs (income)	1,693	1,690	3
Costs (income) on exchange rates	395	(1,092)	1,487

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
30

In detail:
- interest income includes interest related to the remuneration of bank deposits of 20 euro (2014: 103 euro) and other interest of 11 euro (2014: 7 euro);
- interest expense relates to short-term and medium/long-term loans for a total of 2,997 euro, while in the previous year this item included 3,897 euro for borrowing costs and 501 euro for amortisation according to the financial method of incidental senior loan expenses capitalised as provided by IAS 39.
Specifically, the reduction of 900 euro for borrowing costs over the prior year is due to:
lower interest paid on short-term credit facilities, benefiting from the effects of a decreased usage of these facilities on average during the year and to the decreased use of revolving loans, for a total of 535 euro;
lower interest paid on long-term debt, as a result of the reduction in the Group’s indebtedness and benefitting from lower Euribor rates during the year, for a total of 365 euro.
- other financial costs (income) of 1,693 euro (2014: 1,690 euro) includes:

•	the costs related to the adjustment of the employee severance indemnities to IAS 19 of 85 euro (2014: 170 euro);

•
interest calculated on the discounting of the shareholder loan of 70 euro, compared to interest calculated in the previous year on the convertible bond for 40 euro, which was repaid in advance with the change of ownership of the Group on 2 July 2014;

•	costs related to bank agency fees of 100 euro (2014: 100 euro);

•	income related to the discounting of payables for put options granted to minority partners of 11 euro (2014: 10 euro);

•
residual value of 1,449 euro (2014: 1,390 euro) is related to financial discounts granted to customers for advance payments, costs for extension recognised to suppliers, non-utilisation bank charges and interest on lease contracts of the German branch.

- costs (income) on exchange rates reflects internally gains of 1,135 euro (2014: 1,571 euro) and loss of 1,530 euro (2014: 479 euro).

8.	TAXES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Current taxes	4,417	4,219	198
Deferred taxes	(2,658)	(639)	(2,019)
Total taxes	1,759	3,580	(1,821)

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Current taxes for the year are line with the prior year.
Deferred taxes are calculated based on the tax rate that is expected when the asset is realised or the liability is settled and mainly concerns the Italian companies. In particular, this effect on the Parent Company mainly derives from the deferred tax effect on provisions for risks and charges, from the repayment of accelerated amortisation, and from time misalignments of amortisation of goodwill. Compared to the previous year, deferred taxes in the income statement reflect income of 1.8 million euro for the recalculation of deferred taxes at a lower IRES rate (from the current rate of 27.5% to 24%), established by the 2016 Stability Law (Law no. 208 of 28 December 2015), effective from the 2017 tax year.

The reconciliation of taxes calculated on the basis of the rates applied in the different countries and the actual tax charge are as follows:

	31/12/2015	31/12/2014
IRES Reconciliation/National tax Italian rate (27.5%)
Pre-tax profit/(loss) in the income statement	10,792	9,936

Theoretical taxes	2,968	2,732
Taxes for national tax differences	163	(28)
Taxes for non-deductible financial costs	-	-
Taxes for non-taxable revenues and non-deductible costs	(269)	(272)
Change in tax rate	(1,793)	-
Total effective IRES taxes	1,069	2,432

	31/12/2015	31/12/2014
IRAP Reconciliation/Local Income Tax Italian rate (3.9%)
Pre-tax profit/(loss) in the income statement	10,792	9,936

Theoretical taxes	421	388
Taxes for national tax differences	83	41
Taxes for non-deductible personnel costs	50	592
Taxes for non-deductible costs	136	127
Total effective IRAP taxes	690	1,148
TOTAL TAXES	1,759	3,580

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
32

9.	DIVIDENDS PROPOSED AND PAID

During 2015, some subsidiaries resolved and paid dividends to their parent company that, for the portion pertaining to the Group, were properly eliminated when preparing these consolidated financial statements. Note that the portion of dividends attributable to minorities amounts to 13 euro (2014: 1,813 euro).

10.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are classified as follows:

	Balance as at 31/12/2015	Balance as at 31/12/2014
PROPERTY, PLANT AND EQUIPMENT
Land	15,109	15,109
Buildings	29,679	31,015
Plant and machinery	1,565	1,802
Equipment	4,133	3,619
Other assets	1,696	1,429
Work in progress and advances	21	83
Total property, plant and equipment	52,203	53,057

Changes and depreciation for the year are summarised below by category:

Land
Net carrying amount as at 31/12/2014	15,109
Net carrying amount as at 31/12/2015	15,109

The value of the land owned amounted to 5,085 euro, the value of land acquired under financial lease amounted to 5,159 euro, the residual of 4,865 euro refers to the capital gains allocated to land during the acquisition of the Group.

Buildings
Net carrying amount as at 31/12/2014	31,015
Increases	395
Reclassifications	(30)
Annual depreciation	(1,701)
Net carrying amount as at 31/12/2015	29,679

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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The value of the buildings also includes 10,020 euro attributable to capital gains arising on the occasion of the acquisition that gave rise to the current structure of the Group, taking account of the portions attributable to minorities, if any.

Plant and machinery
Net carrying amount as at 31/12/2014	1,802
Increases	248
Decreases	(42)
Reclassifications	62
Annual depreciation	(505)
Net carrying amount as at 31/12/2015	1,565

The item plants and machinery includes the fixed assets used in the production cycle.
Increases mainly relate to investments for the improvement and maintenance of the production capacity.

Equipment
Net carrying amount as at 31/12/2014	3,619
Increases	1,775
Decreases	(27)
Reclassifications	218
Exchange differences	9
Annual depreciation	(1,461)
Net carrying amount as at 31/12/2015	4,133

Equipment includes fixed assets that mainly refer to moulds.
Increases mostly refer to expenses for the acquisition of moulds in connection with the introduction of new models and the reconstruction of worn moulds that can no longer be used.

Other assets
Net carrying amount as at 31/12/2014	1,429
Increases	1,058
Decreases	(90)
Reclassifications	23
Exchange differences	(17)
Annual depreciation	(707)
Net carrying amount as at 31/12/2015	1,696

Other assets mainly refer to motor vehicles, electronic machines, office furniture.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Work in progress and advances
Net carrying amount as at 31/12/2014	83
Increases	18
Reclassifications	(80)
Net carrying amount as at 31/12/2015	21

11.	GOODWILL: VERIFICATION OF IMPAIRMENT OF INTANGIBLE ASSETS WITH INDEFINITE USEFUL LIFE

Although there is no indication of impairment, the impairment test was carried out as required by IAS 36 in relation to the recognised goodwill, which amounted to 66,945 euro as at 31 December 2015, to ensure its recoverability through the cash flows envisaged by the business plan approved by the Board of Directors.
Goodwill is tested at the level of a single cash-generating unit, which is identified with the Group, as it is considered that, given the close interdependence of the different business units of the Group, this is the best representation of the smallest independent cash-generating unit.
The test was carried out with the Discontinued Cash Flow (DCF) method using a final perpetual growth of 2%. The expected flows were calculated on the basis of the most recent business plan, with a time range of 5 years. These flows were discounted on the basis of a cost of capital (WACC before taxes) of 9.95%, which reflects the current market evaluations of the cost of money for Groups operating in similar business sectors, properly adjusted according to the specific risk. The adopted growth rates are based on development forecasts of the relevant industrial sector of the Group and changes in profitability are based on past experiences and on future market expectations. In particular, it is estimated that the growth rates used do not exceed the average growth for the period of the markets of reference in which the Group works, prudentially standing within the lower range of the expected growth.
The result of the impairment test showed no need for impairment, even with regard to sensitivity.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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12.	INTANGIBLE ASSETS

Net intangible assets are classified as follows:

	Balance as at 31/12/2015	Balance as at 31/12/2014
INTANGIBLE ASSETS:
Development costs	5,481	4,806
Trademarks	6,368	6,835
Patents, industrial property rights and licences	445	669
Work in progress and advances	0	299
Total intangible assets	12,294	12,609

Changes and amortisation for the year are summarised below by category:

Development costs
Net carrying amount as at 31/12/2014	4,806
Increases	3,037
Reclassifications	290
Exchange differences	21
Annual depreciation	(2,673)
Net carrying amount as at 31/12/2015	5,481

Development costs refer to costs for designing products and components for which the existence of a potential demand justifying the deferral of costs to the financial year during which the relevant revenues will be achieved was ascertained. The costs were amortised on the basis of this criterion within a maximum period of 5 years. The increase mainly relates to personnel, consulting and material costs incurred for the specific design of new products.

Trademarks
Net carrying amount as at 31/12/2014	6,835
Increases	181
Exchange differences	1
Annual depreciation	(649)
Net carrying amount as at 31/12/2015	6,368

The item Trademarks, in addition to the carrying amount of the related assets, includes the capital gain attributable to the trademarks at the time of acquisition that gave rise to the current structure of the Group. These capital gains are amortised in 20 years and the net carrying amount represented here is 6,088 euro, net of amortisation.
The increases for the financial year refer to costs incurred for obtaining quality and safety certifications in compliance with the regulations in force in the different countries in which the new productions were introduced.

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CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
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Patents, industrial property rights and licences
Net carrying amount as at 31/12/2014	669
Increases	200
Exchange differences	(6)
Annual depreciation	(418)
Net carrying amount as at 31/12/2015	445

Patents, industrial property rights and licences include the values recorded for the protection of innovative products and components as well as those related to software user licences.

Work in progress and advances
Net carrying amount as at 31/12/2014	299
Increases	-
Reclassifications	(299)
Net carrying amount as at 31/12/2015	-

Work in progress and advances include the values relating to costs for product development projects started during the financial year under review but still to be completed and that will be used in the production cycle of future financial years.

13.	DEFERRED TAX ASSETS

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Deferred tax assets	3,402	3,218	184
Deferred tax liabilities	15,709	18,075	(2,366)

Deferred tax assets refer to hidden taxation calculated on temporary differences related to the provisions for obsolete inventory, bad debt provision and other provisions for risks.
The provision for deferred tax liabilities includes the provisions made in the financial statements of the consolidated companies as well as deferred taxes calculated in order to reflect the tax effects related to the consolidation adjustments.

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The tables below show the tax effect of deferred tax assets and liabilities on temporary differences reported at the end of the financial year:

Deferred tax assets	31/12/2015	31/12/2014
Warehouse	2,009	2,039
Bad debt provision	384	331
Employees post-retirement benefits	219	351
Provisions for risks and other funds	647	376
Other	143	121
Total deferred tax assets	3,402	3,218

Deferred tax liabilities	31/12/2015	31/12/2014
Property, plant and equipment	11,980	13,660
Intangible assets	3,784	5,041
Derivatives	47	30
Other	(102)	(656)
Total deferred tax liabilities	15,709	18,075

The reduction in the IRES rate envisaged in the 2016 Stability Law (Law no. 208 of 28 December 2015), effective from the 2017 tax year, resulted in the recalculation of the relative deferred taxes for the current and subsequent years, with the effect of reducing the amount recognised in the financial statements by 1.8 million.

14.	OTHER NON-CURRENT ASSETS

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
OTHER NON-CURRENT ASSETS:
Other non-current assets	322	365	(43)
Total other non-current assets	322	365	(43)

The item other non-current assets mainly refers to guarantee deposits, loans to employees and long-term prepaid expenses.

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15.	CASH AND CASH EQUIVALENTS

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
CASH AND CASH EQUIVALENTS
Cash	580	792	(212)
Bank and postal deposits	4,036	4,355	(319)
Cheques and other securities	486	335	151
Total cash and cash equivalents	5,102	5,482	(380)

The balance represents cash and cash equivalents and bank deposits at the end of the reporting period.
For a more detailed analysis, refer to the cash flow statement.

16.	TRADE RECEIVABLES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
RECEIVABLES:
Trade receivables	37,035	34,892	2,143
Bad debt provision	(2,125)	(2,057)	(68)
Total trade receivables	34,910	32,835	2,075

Trade receivables are non-interest bearing and have an average maturity of 60-90 days. The balance is shown net of the bad debt provision of 2,125 euro (2014: 2,057 euro) and set aside to take account of doubtful trade receivables.
Changes in bad debt provision are shown in the table below:

	Balance as at 31/12/2014	Provision	Use	Exchange Diff.	Balance as at 31/12/2015
Bad debt provision	2,057	241	(175)	2	2,125

As required by IFRS 7 concerning the information with regard to the credit risk, the credit positions as at 31 December 2015 and 31 December 2014 are summarised by specifying the creation of the bad debt provision and its ageing.

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31/12/2015	Not past due	Past due up to	Past due from	Past due from	Past due by over	Total
		3 months	3 to 6 months	6 to 12 months	12 months
Receivables individually impaired		5,111	1,401	1,704	2,173	10,389
Bad debt provision related to receivables individually impaired		(3)	(57)	(320)	(1,744)	(2,125)
Net receivables individually impaired	0	5,108	1,343	1,384	429	8,264

Receivables globally impaired	26,646					26,646
Global bad debt provision						0
Net receivables globally impaired	26,646	0	0	0	0	26,646

Gross trade receivables	26,646	5,111	1,401	1,704	2,173	37,035
Bad debt provision	0	(3)	(57)	(320)	(1,744)	(2,125)
Net trade receivables	26,646	5,108	1,343	1,384	429	34,910

31/12/2014	Not past due	Past due up to	Past due from	Past due from	Past due by over	Total
		3 months	3 to 6 months	6 to 12 months	12 months
Receivables individually impaired		3,402	889	500	3,023	7,814
Bad debt provision related to receivables individually impaired		(88)	(55)	(106)	(1,808)	(2,057)
Net receivables individually impaired	-	3,314	834	394	1,215	5,757

Receivables globally impaired	27,078	-	-	-	-	27,078
Global bad debt provision		-	-	-	-	-
Net receivables globally impaired	27,078	-	-	-	-	27,078

Gross trade receivables	27,078	3,402	889	500	3,023	34,892
Bad debt provision	0	(88)	(55)	(106)	(1,808)	(2,057)
Net trade receivables	27,078	3,314	834	394	1,215	32,835

The breakdown by geographical area of trade receivables net of bad debt provision is specified below:

	Italy	Europe	North	Far East	Rest of	Total
			America	Australia	World
Trade receivables	13,250	12,294	2,087	2,371	4,908	34,910

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17.	OTHER RECEIVABLES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
Other receivables	828	835	(7)

The balance of this item mainly refers to advances to suppliers of raw materials and components and from customers, to advances paid to INAIL and to receivables from INPS for advances related to the redundancy fund.

The breakdown of these receivables by geographical area is set below:

	Italy	Europe	North	Far East	Rest of	Total
			America	Australia	world
Other receivables	541	149	-	105	33	828

18.	TAX RECEIVABLES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
TAX RECEIVABLES:
Tax receivables for direct taxes	1,733	1,309	424
Other tax receivables	1,368	450	918
Total S/T tax receivables	3,101	1,759	1,342

Tax receivables for direct taxes represent the excess paid during the advance tax payment both by Italian companies and by some foreign companies with regard to the amount calculated at the end of the reporting period.
The company IP Cleaning S.p.A., with the subsidiary IPC Tools S.p.A., opted for the domestic tax consolidation system. The relevant economic relations as well as the reciprocal responsibilities and obligations between the consolidating company and the consolidated companies are defined in the Consolidation Regulations for the companies of the IPC Group, signed on 30 October 2006 and periodically renewed to reflect the regulatory changes.
As at 31 December 2015, the Group claims a receivable of 0.8 million euro related to the recognition of deductibility for IRAP purposes of costs related to personnel for the years from 2007 to 2011 by the tax authorities, in compliance with Italian Law Decree 201/2011, which had also been recognised in the prior year.

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The item Other Tax Receivables mainly refers to the VAT receivable of the parent company IP Cleaning S.p.A. and of the other companies of the Group. The breakdown of these receivables by geographical area is set below:

	Italy	Europe	North	Far East	Rest of	Total
			America	Australia	World
Tax receivables for direct taxes	1,469	164	-	-	100	1,733
Other tax receivables	1,279	28	-	39	22	1,368

19.	INVENTORIES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
WAREHOUSE:
Gross value of raw materials and consumables	14,862	14,275	587
Provision for obsolete raw materials and consumables	(2,093)	(1,994)	(99)
Raw materials	12,769	12,281	488
Gross value of semi-finished products	4,413	4,073	340
Provision for obsolete semi-finished goods	(204)	(200)	(4)
Work in progress and semi-finished goods	4,209	3,873	336
Gross value of finished products	18,142	19,436	(1,294)
Provision for obsolete finished goods	(1,382)	(1,802)	420
Finished goods and goods for resale	16,760	17,634	(874)

TOTAL GROSS WAREHOUSE	37,417	37,784	(367)
TOTAL PROVISION FOR INVENTORY OBSOLESCENCE	(3,679)	(3,996)	317
TOTAL NET WAREHOUSE	33,738	33,788	(50)

Inventories derive from the inventories in stock at the companies of the Group on 31 December 2014 and amount to 37,417 euro (2014: 37,784 euro). The balance was adjusted by recording a provision for inventory obsolescence of 3,679 euro (2014: 3,996 euro) to restore its market value.

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The change in the provision for inventory obsolescence is set below:

	Balance as at 31/12/2014	Provision	Use	Exchange differences	Balance as at 31/12/2015
Provision for obsolete raw materials and consumables	1,994	233	(134)	-	2,093
Provision for obsolete semi-finished goods	200	8	(4)	-	204
Provision for obsolete finished goods	1,802	191	(618)	7	1,382
Total provisions	3,996	432	(756)	7	3,679
The use of the provision for inventory obsolescence is mainly due to the disposal during the financial year of obsolete materials unsold at some companies of the Group, which were written down in previous financial years.

20.	DERIVATIVES

The other financial assets include the fair value of derivatives summarised below:

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
CURRENT FINANCIAL ASSETS:
Total current financial assets	0	0	-

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
CURRENT FINANCIAL LIABILITIES:
Derivatives hedging exchange rate risk	223	63	160
Other current financial liabilities	0	300	(300)
Total current financial liabilities	223	363	(140)
Derivatives hedging exchange rate risk include the fair value of forward contracts (forward sales of dollars) for exchange rate hedging signed during the year but not yet expired.

To increase the consistency and comparability of fair value measurements, the International Accounting Standard Board (IASB) published IFRS 13 Fair Value Measurement in May 2011, which was implemented with European Union Regulation no. 1255 of 11 December 2012, effective from 1 January 2013.
IFRS 13 establishes that the measure of fair value financial instruments must be classified based on a fair value hierarchy consisting of three levels (paras. 76-90) that reflects the significance of the input used in the measurements. Based on said standard, the fair value levels are as follows:

•	Level 1: measurement input of the instrument consists of listed prices for identical instruments in active markets which could accessible at the measurement date;

•	Level 2: measurement inputs other than Level 1 inputs, which are directly or indirectly observable on the market;

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•	Level 3: measurement inputs not based on observable market data.
As indicated in the regulation, the hierarchy of the approaches adopted for determining the fair value of financial instruments (securities, UCITs, bonds, bond loans and derivatives) gives absolute priority to office prices available on active markets for assets and liabilities to be measured, and lacking that, valuation of assets and liabilities based on meaningful list prices, or in reference to similar assets and liabilities. Finally, valuation techniques based on non-observable inputs, and hence, highly subjective, may not be used.

Assets and liabilities measured at fair value on a recurring basis: breakdown by fair value level

The following table shows the assets and liabilities at fair value as at 31 December 2015, by fair value measurement hierarchy level.

	Notes	Carrying Amount	Fair Value: Level 1 2 3 Total
Financial assets not measured at fair value Cash and cash equivalents (*) Trade receivables (*)	15 16	5,102 34,910	- - - - - - - -
Fair value financial liabilities Derivatives hedging exchange rate risk	20	223	- 223 - 223
Financial liabilities not measured at fair value Loans (*) Other non-current liabilities (*) Trade and other payables (*)	24 26 28	69,552 2,315 33,491	- - - - - - - - - - - -

(*) Amounts refer to short-term financial assets and liabilities whose carrying amount is deemed a reasonable approximation of fair value, and is therefore not included.

During the financial year, there were no transfers among the different levels and the changes in Level 2 during 2015 (46 euro) were posted to equity.

21.	OTHER CURRENT ASSETS

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
OTHER CURRENT ASSETS:
Other accrued income and prepaid expenses	535	465	70
Other current assets	240	516	(276)
Total other current assets	775	981	(206)

The item mainly refers to accrued income and prepaid expenses for insurance, operating lease rentals, maintenance.

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22.	NON-CURRENT ASSETS HELD FOR SALE

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
NON-CURRENT ASSETS HELD FOR SALE	4,320	4,320	-

In order to provide the best representation of the Group's assets and as required by IFRS 5, it was decided to reclassify the value related to the buildings of the Vaiano Cremasco production site, where the production activities dedicated to the consumer market were discontinued, in a special section of the financial statements “Non-current assets held for sale”, for a value in line with the one reported by an appropriate estimate formulated by an independent appraiser.

23.	SHAREHOLDERS’ EQUITY

The share capital, fully subscribed and paid up, consists of 11,762,428 shares 1.00 euro each, including 11,713,404 class A) shares and 49,024 class B) shares.

Cash-flow hedge reserve
This reserve includes the fair value at the end of the financial year of derivatives designated to hedge the risk of fluctuations in interest rates on the existing bank loan and the risk of fluctuations of the Euro/USD exchange rate. This reserve is supported net of tax effects.

Actuarial gains and losses reserve
This reserve includes the actuarial gains and losses relating to employees post-retirement benefits. This reserve is supported net of tax effects.

Discounting of shareholder loan
This item consists of the discounted value of the 8-year non-interest-bearing loan that Ambienta SGR granted to the Parent Company at the closing in July 2014, in order to strengthen the equity structure. As required by IAS 39, the discounted value is calculated over the residual duration of the loan, equivalent to 7 years, at the Euribor 3-month rate plus a spread.

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Translation reserve
This reserve consists of exchange differences deriving from the translation of financial statements of foreign subsidiaries with functional currencies other than the Euro, as well as from the fluctuation of the allocation of the capital gains of the acquisition attributable to these companies always due to the change in exchange rates.
The change in the Group shareholders' equity and in minority interests is shown in the special section of the Financial Statements.

24.	BANK PAYABLES, LOANS AND BORROWINGS

Exposure to banks and lease payables are summarised in the following tables:

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
NON-CURRENT FINANCIAL LIABILITIES:
M/L-term portion of bank loans	69,552	73,553	(4,001)
Non-current portion of loans	69,552	73,553	(4,001)

CURRENT FINANCIAL DEBTS:
Overdrafts	1,297	4,970	(3,673)
Accrued interest	67	14	53
Other bank payables	5,574	5,560	14
Current bank payables	6,938	10,544	(3,606)

Current portion of bank loans	4,000	4,000	0
Current portion of loans	4,000	4,000	0

Total current financial debt	10,938	14,544	(3,606)

Senior bank loan

Payables for bank loans include the portions relating to the “senior” loan granted by a group of leading banks. This loan, originally taken out in February 2006, was renegotiated in 2007 in order to include, in the financed amount, the original bridge facilities granted for the repayment of the vendor loan at the time of exit from the shareholding structure of the former partner Interpump Group S.p.A., for the acquisition of Foma Norge AS, as well as for financing the early redemption of the original Mezzanine loan. The final signing of the Amended and Restated Senior Agreement took place on 18 April 2007. During 2011, the Group signed with the Lending Banks an agreement amending the Senior facility agreement that envisaged the restructuring of the remaining instalments of the redemption plan albeit preserving

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the original maturity and the subsequent redefinition of the financial covenants reflected in the agreement, in order to make the debt structure more consistent with the current economic and financial conditions of IPC.
On 2 July 2014, together with the signing of the closing of the share purchase agreement, the Group signed with the Lending Banks an agreement amending the Senior facility agreement, with the restructuring of the remaining instalments of the redemption plan and the redefinition of the financial covenants, remedying at the same time the contractual breaches that had occurred. This renegotiation with the syndicate banks passed through the start and completion of the procedure pursuant to Art. 67 paragraph 3 let. (d), which envisaged the asseveration of a Business plan by the Board of Directors.

The debt as at 31 December 2015 is secured by guarantees granted by the Parent Company by means of:
- recognition of pledge on treasury shares and on shares held related to the subsidiaries IPC Tools S.p.A., Interclean Assistance S.A. by 93.33%, and Foma Norge S.A. by 99.9%;
- recognition of pledge on own current accounts;
- recognition of special lien on own property, plant and equipment;
- recognition of pledge on own intellectual property;
- recognition of a mortgage on the buildings owned by the Parent Company.

The Senior loan is subject to compliance with the following financial covenants on consolidated figures every quarter:
- EBITDA / total net interest expense
- Net financial position / EBITDA
- Expenses for fixed assets
At the end of the year under review, the Group was fully compliant with the contractual objectives.

The senior debt maturities are show below, as provided by the last amendment to the contract of July 2014:

Maturity within:
1 year	4,000
2 years	4,500
3 years	7,500
4 years	9,998
5 years	3,500
beyond 5 years	44,054
Payables for Senior bank loan	73,552

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Current bank payables
The balance of current bank payables includes the exposure to banks basically due to advances subject to collection, overdrafts and export advances.

25.	EMPLOYEES POST-RETIREMENT BENEFITS

The following table shows the change in employee severance indemnities in the financial year under review:

	Balance as at 31/12/2014	Provision	Discounting	Decrease	Balance as at 31/12/2015
Defined-benefit plans (employee severance indemnities)	6,058	129	(552)	(717)	4,918

For the purposes of calculating the financial statement items related to employee severance indemnities, the Company used an independent actuary who determined its value referring to Italian Law no. 296 of 27 December 2006, by the calculation indications provided by the National Association of Actuaries and by the Italian Accounting Body (OIC, Organismo Italiano di Contabilità) as well as on the basis of the following main assumptions:
- annual probability of removal for death: ISTAT tables M2013 and F2013 issued were used;
- other causes of removal were obtained through appropriate equalisations of the historical data of the assessed companies;
- annual probability of request of advances on employee termination indemnities: assumed to be equal to 2%, based on historical data;
- the maximum age for retirement takes due account of the latest laws;
- annual interest rate: weighted for each company of the Group on the basis of the residual duration of the provision, assuming an average fixed annual rate of the Group of 2.03%.
- annual rate of inflation: a rate of 1.5% was used.
The actuarial losses for the period were recognised in equity net of related tax effects, whereas the values related to the discounting of the payable (of 85 euro) were recognised in profit or loss under the item Other financial costs.

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26.	OTHER NON-CURRENT LIABILITIES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
OTHER NON-CURRENT LIABILITIES:
Other non-current liabilities	2,315	2,736	(421)
Total other non-current liabilities	2,315	2,736	(421)

This item consists of the 8-year non-interest-bearing loan that Ambienta SGR granted to the Parent Company at the closing in July 2014, in order to strengthen the equity structure.
The change from the previous year is due to the discounting of the loan for the residual duration of 7 years, as required by IAS 39, at the Euribor 3-month rate plus a spread.

27.	PROVISIONS FOR RISKS AND OTHER NON-CURRENT FUNDS

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
PROVISIONS FOR RISKS AND OTHER NON-CURRENT FUNDS:
Provision for agents’ leaving indemnities	486	465	21
Product guarantee fund	561	532	29
Other provisions for risks	1,247	1,112	135
Total provisions for risks and other non-current funds	2,294	2,109	185

The provision for agents’ leaving indemnities includes provisions, made by the Italian companies of the Group, against future payables with regard to sales agents for retirement pensions.
A reasonable estimate of the costs is set aside in the product guarantee fund against potential risks for replacement or repairs under guarantee in relation to the sales made in the period of reference.
The increase in other funds is due to some allocations on legal disputes and provisions made for the reorganisation and transfer of the Pulex production unit.

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The change during the year is shown below:

	Balance as at 31/12/2014	Increase	Decrease	Reclassifications	Balance as at 31/12/2015
PROVISIONS FOR RISKS AND OTHER NON-CURRENT FUNDS:
Provision for agents’ leaving indemnities	465	45	(24)	-	486
Product guarantee fund	532	126	(97)	-	561
Other provisions for risks	1,112	551	(351)	(65)	1,247
Total provisions for risks and other non-current funds	2,109	722	(472)	(65)	2,294

28.	TRADE AND OTHER PAYABLES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
TRADE AND OTHER PAYABLES:
Trade payables for goods and services	25,980	23,652	2,328
Payables for put options	63	74	(11)
Other short-term payables	7,448	7,025	423
Total trade and other payables	33,491	30,751	2,740

Trade payables do not bear interest and are usually settled from 90 to 120 days.
Payables for put options refer to the evaluation of the options granted to a minority partner on the basis of the last forecasts available at the end of the financial year.

The breakdown of payables by geographical area is set below:

	Italy	Europe	North	Far East	Rest of	Total
			America	Australia	World
Trade and other payables	26,513	3,540	661	261	2,516	33,491

29.	CURRENT TAX PAYABLES

Tax payables include both amounts due to tax authorities for taxes withheld on employees and current tax payables of the companies of the Group. They are broken down as follows:

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	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
CURRENT TAX PAYABLES:
Inland Revenue IRES (Corporate Income Tax) account	941	637	304
Inland Revenue VAT account	986	684	302
Inland Revenue IRPEF (personal income tax) account withholding agent	1,282	1,128	154
Inland Revenue other taxes and duties to be paid	159	330	(171)
Current tax payables	3,368	2,779	589

30.	OTHER CURRENT LIABILITIES

	Balance as at 31/12/2015	Balance as at 31/12/2014	Change
OTHER CURRENT LIABILITIES:
Accrued expenses and deferred income	94	54	40
Total other non-current liabilities	94	54	40

31.	OTHER INFORMATION: COMMITMENTS AND RISKS, NUMBER OF EMPLOYEES

Financial leases
The Group paid off the last financial lease on production buildings during the year.

Guarantees obtained

	31/12/2015	31/12/2014
Sureties obtained	128	193
Total	128	193
The sureties obtained refer to guarantees granted in favour of Group companies, including 45 euro against supply of utilities and 83 euro against a lease contract of the factory in which the American branch operates.

Number of employees
The number of employees at the end of the reporting period is set below:

By category	2015	2014	Changes
Executives	20	20	0
Middle managers	49	46	3
Employees	394	383	11
Blue collar workers	488	510	(22)
Peak Value	951	959	(8)

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By business area	2015	2014	Changes
Production – Direct	350	370	(20)
Production – Indirect	144	147	(3)
Commercial	306	294	12
Administration	75	75	0
General	42	41	1
R&D	34	32	2
Peak Value	951	959	(8)

32.	RELATED PARTY DISCLOSURES

Transactions with related parties, including business and financial intra-group transactions, are part of the Group companies’ normal business operations, they cannot be classified as atypical or unusual, and are regulated at market conditions given the characteristics of the goods and services rendered. In particular, in addition to the existing normal purchase and sale transactions of accessory products and spare parts among Group companies, loan and cash pooling transactions in order to optimise the financial flows, the only other activities in this area consist in the lease contracts of sheds belonging to subsidiaries to minority partners in the subsidiary Interclean Assistance ICA S.A. (310 euro).

33.	FINANCIAL RISK MANAGEMENT
Main financial risks of the Group and their management policies
The Group’s operations are exposed to various financial risks: exchange rate risk, interest rate risk, credit risk, liquidity risk, price risk and cash flow risk.
The aim of the Group, within the unpredictability of financial markets, is to minimise any negative impact on the Group's financial performance, also by means of derivatives to hedge the exposure to the exchange rate risk and interest rate risk.
The Group does not hold derivatives for speculative purposes, in line with the policy approved by the Board of Directors of the Parent Company.

Interest rate risk
The Group's exposure to the risk of changes in market rates is mainly related to medium/long-term credit lines disbursed with variable interest rates.
The Group's policy is to eliminate, partially or otherwise, the risk of undesired fluctuations in financial costs by transforming these flows from variable to fixed.

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The effects of a hypothetical and instantaneous increase of 10 basis points in interest rates would imply for the Group higher financial costs for 0.1 million euro. It can be reasonably assumed that an equivalent decrease may produce the same effect but of opposite sign.

Exchange rate risk
The Group operates internationally and is exposed to the exchange rate risk that mainly derives from exposure to the US dollar, the Norwegian krone, the Brazilian real, and the Indian rupee. Exchange rate risks are generated by forecasts of future business transactions and by the recognition of assets and liabilities. To manage this risk, the Group uses forward sale contracts in foreign currency with counterparts chosen from major financial institutions with high ratings. The Group adopted a hedging policy of business transactions in foreign currency by identifying the most effective tools for achieving the set goals, and the responsibilities, tasks and related system of proxies were assigned.
The policy identified the hedging objectives of exchange rate risk, which are to protect the competitive position and support the economic result shown in the budget statements approved by the Group’s management bodies, by completely neutralising this risk for partial or total amounts of the underlyings.
At the date of this report, the effects on the results of a hypothetical and instantaneous change of +/- 5% in the exchange rates of the reference currencies (which are basically USD, NOK, REAL and INR, in that the others are marginal for the purposes of this evaluation) would have the following effects on EBITDA and on operating cash flow, net of hedges:

€ millions
EUR/USD	0.154
EUR/NOK	0.176
EUR/REAL	0.093
EUR/INR	0.027

Credit risk
Historically, the Group has not suffered significant credit losses. The Group’s policy is to assess the credit class of customers who ask for delayed payment terms, by granting them only to known and reliable customers. Payment in advance or the issuing of a letter of credit is required from new customers who passed the first economic and financial analysis. To further reduce risk, steps were taken also, in some companies of the Group, to take out the appropriate insurance policies to cover the potential risk of default.

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
53

Moreover, the balance of receivables is monitored during the financial year. Significant positions for which a condition of partial or total uncollectibility is objectively indicated are subject to write-down. The amount of the write-down takes into account the recoverable amounts and the related collection date and collection charges and expenses. Provisions are made on a collective basis for receivables that are not subject to individual write-down. The maximum exposure to risk is indicated in Note 16 of the Explanatory Notes. There are no significant concentrations of credit risk within the Group, also taking into account that important customers are characterised by high receivables turnover.

Liquidity risk
The Group controls the liquidity risk by using a number of processes aimed at optimising resources in order to keep a balance between maintaining funding and flexibility through the use of overdrafts, loans and financial leases.
The processes in place consist in:

•	maintaining an adequate level of cash on hand;

•	using tools for planning and investing (cash pooling) in relation to business processes;

•	diversifying the banks with which the Group operates;

•	obtaining adequate credit lines;

•	monitoring the conditions.

Price risk
The Group is subject to the risk of fluctuations in the price of raw materials, in particular, plastics and metals. The Group’s policy is to hedge the risk, where possible, through agreements with suppliers or with storage policies in the lowest points of the cycle of price fluctuations. Moreover, the Companies of the Group review the product sales prices on a regular basis, trying as much as possible to transfer to customers the portion of the increase in purchase costs not absorbed by improved internal efficiencies and productivity.
The profitability results obtained over the last few years confirm the Group's capacity to maintain such a risk factor at low levels.

% Margins	2011	2012	2013	2014	2015

IPC Group	46.9%	49.0%	50.2%	50.2%	50.1%

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
54

34.	EVENTS AFTER THE END OF THE REPORTING PERIOD
After the financial year was closed, there were no significant events that would render the current financial situation substantially different from that of the balance sheet as at 31 December 2015 or that would require adjustments or additions to the financial statements.

Portogruaro, 30 March 2016

For the Board of Directors
Federico De Angelis

IPC GROUP - INTEGRATED PROFESSIONAL CLEANING
CONSOLIDATED FINANCIAL STATEMENTS AS AT 31 DECEMBER 2015
55

Independent Auditors’ Report
The Board of Directors
IPC Cleaning S.p.A.
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of IPC Cleaning S.p.A. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated income statement, statement of comprehensive income, cash flow statement and statement of changes in consolidated group shareholders’ equity for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as adopted by EU; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IPC Cleaning S.p.A. and its subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as adopted by EU.
Emphasis of Matter
As discussed in Note 1.1 to the consolidated financial statements, the 2015 cash flow statement has been restated to correct a misstatement. Our opinion is not modified with respect to this matter.
/s/ KPMG S.p.A.
Padua, Italy
March 29, 2017